UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

CARRINGTON LABORATORIES, INC.
 (Exact name of Registrant as specified in its charter)

Texas	0-11997	75-1435663

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2001 Walnut Hill Lane
Irving, Texas	75038

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 518-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

A.   AMENDMENT AGREEMENT

As previously reported in the Company's Form 8-K filing, dated April 27, 2007, Carrington Laboratories, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement"), on April 25, 2007, with the purchasers named therein (the "Purchasers") in connection with the private placement (the "Private Placement") of senior secured convertible debentures and warrants to purchase the Company's common stock (the "Common Stock"). The first tranche of the Private Placement in the amount of $4,378,741 funded on April 27, 2007. The Purchase Agreement was amended by the Amendment Agreement, dated effective as of August 21, 2007 (and entered into on August 23, 2007), by and among the Company and the Purchasers (the "Amendment Agreement"). Among other things, the Amendment Agreement resolved a disagreement among the parties concerning whether securities to be issued in the Second Closing were intended to trigger anti-dilution adjustments to the securities issued in the First Closing. Significant provisions of the Amendment Agreement include, among others:
*	the amendment of the definition of Excluded Stock so as to include therein the securities issued pursuant to the Purchase Agreement and the Transaction Documents (as defined therein);

*	Series D-3 Warrant as a closing delivery for the Second Closing;

*

the amendment and restatement of the Series D-2 Warrants issued to the Purchasers pursuant to the Purchase Agreement at the First Closing to be exchanged with the Amended Series D-2 Warrants (as defined below), reflecting the fixing of the exercise price to $0.80 per share; and

*	the fixing of the conversion or exercise price, as the case may be, to $0.80 (instead of $1.125) for each of the Second Closing Debentures, the Series D-3 Warrants and the Series E-2 Warrants.

Accordingly, effective as of August 27, 2007, amended and restated Series D-2 Warrants to purchase 3,394,930 shares of Common Stock (as so amended, the "Amended Series D-2 Warrants") were issued in exchange of the Series D-2 Warrants to purchase 1,351,216 shares that were issued at the time of the First Closing. Except as described above, no modifications were made to the First Closing Debentures or the Series D-1 Warrants in connection with the Amendment Agreement. In addition, no brokerage or finder's fees or commissions or any other additional consideration was paid or will be payable by the Company to Dawson James (as defined below) as a result of the amendments to the Series D-2 Warrants and their related exchange for the Amended Series D-2 Warrants.

The above summary is not complete and is qualified in its entirety by reference to the full text of the Amendment Agreement which is attached as an exhibit to this current Report on Form 8-K.

B.   AGREEMENTS IN CONNECTION WITH SECOND CLOSING

The second tranche of the Private Placement in the amount of $3,621,259 fully funded on August 27, 2007.

At the closing of the first tranche of the Private Placement (the "First Closing"), the Company issued senior secured convertible debentures in the aggregate principal amount of $4,378,741 (the "First Closing Debentures"), warrants to purchase 1,633,859 shares of Common Stock (the "Series D-1 Warrants") and warrants to purchase, to the extent that the Company redeems the First Closing Debentures, up to 2,178,478 shares of Common Stock (the "Series E-1 Warrants"). Additionally, warrants to purchase 1,351,216 shares of Common Stock, subject to adjustment at the time of the Second Closing, were also issued at the First Closing (the "Series D-2 Warrants").

At the closing of the second tranche of the Private Placement on August 27, 2007 (the "Second Closing"), the Company issued senior secured convertible debentures in the aggregate principal amount of $3,621,259 (the "Second Closing Debentures"), warrants to purchase, to the extent that the Company redeems the Second Closing Debentures, up to 4,526,575 shares of Common Stock (the "Series E-2 Warrants"), and warrants to purchase 2,500,000 shares of Common Stock (the "Series D-3 Warrants"). No modifications were made to the First Closing Debentures, the Series D-1 Warrants or the Amended Series D-2 Warrants in the Second Closing.

The net proceeds of the Private Placement are approximately $7 million, after deducting placement fees and other offering-related expenses. The gross proceeds of the Second Closing were $3,621,259.

As of August 27, 2007, following the closing of the transaction contemplated by the Amendment Agreement and the Second Closing, the Company had issued warrants to purchase an additional aggregate 4,543,714 shares of Common Stock, all at an exercise price of $0.80 per share (other than those shares underlying the Series E-2 Warrants which, as described below, are only exercisable to the extent that the Company redeems the Second Closing Debenture).

C.   DESCRIPTION OF ISSUED SECURITIES

The following is a summary of the material provisions of the Second Closing Debentures, the Amended Series D-2 Warrants, the Series D-3 Warrants and the Series E-2 Warrants. These summaries are not complete and are qualified in their entirety by reference to the full text of such agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements and the agreements attached to the Company's Form 8-K filing, dated April 27, 2007, as amended by the agreements attached hereto, for a complete understanding of the terms and conditions associated with the Private Placement.

Second Closing Debentures

The Second Closing Debentures have a conversion price equal to $0.80 per share of Common Stock of the Company and is subject to adjustment for stock splits, stock dividends, combinations, distributions of assets or evidence of indebtedness, mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges. In addition, subject to certain exceptions, the conversion price for the Second Closing Debentures is subject to anti-dilution adjustments from time to time if the Company issues its common stock or convertible securities at below the then current conversion price for the Second Closing Debentures or the then current market price of its Common Stock.

The Second Closing Debentures bear interest at the rate of ten percent per annum.  Interest is payable quarterly beginning on September 30, 2007. The original principal amount of the Debentures is to be repaid in 30 equal monthly installments beginning on October 26, 2007 and ending on April 26, 2010, at which time any remaining amounts under the Second Closing Debentures will be due. Payments of principal and interest may be made in cash or, at the option of the Company if certain equity conditions are satisfied, in shares of Common Stock.  If principal or interest is paid in shares of common stock, the price per share will be at a 20% discount to the volume weighted average trading price for the 20 trading days preceding the payment date and the Company will be required to make such stock payment 21 days prior to the date such principal or interest is due.

The Company may, under certain circumstances, redeem the Second Closing Debentures for cash equal to 115% of the aggregate outstanding principal amount plus any accrued and unpaid interest. If the Company elects to redeem the Second Closing Debentures, upon such redemption Series E-2 Warrants will become exercisable for the number of shares of the Company's Common Stock into which the Second Closing Debentures are convertible at the time of such redemption.

The Second Closing Debentures are convertible at the option of the holders into shares of the Company's common stock at any time at the conversion price. If at any time following the one year anniversary of the effective date of the Registration Statement to be filed in connection with the shares underlying the Debentures and Warrants (the "Registration Statement"), the volume weighted average trading price per share of common stock for any 20 consecutive trading days exceeds 200% of the conversion price, then, if certain equity conditions are satisfied, the Company may require the holders of the Second Closing Debentures to convert all or any part of the outstanding principal into shares of Common Stock at the conversion price. The Second Closing Debentures contain certain limitations on optional and mandatory conversion.

The Second Closing Debentures contain covenants and restrictions, including, among others, the following (for so long as any Second Closing Debentures remain outstanding):
*

the Company must maintain a trailing 12 month revenue of at least 23.5 million for each fiscal quarter during 2007 and a trailing 12 month revenue of at least 25 million for each fiscal quarter thereafter and the Company shall have a secured debt coverage ratio with respect to the Second Closing Debentures of no less than 1;

*

if a change of control of the Company occurs, the holders may elect to require the Company to purchase the Second Closing Debentures for the greater of (i) the Black Scholes value of the unconverted portion of the Second Closing Debentures on the date of such election and (ii) 120% of the outstanding principal amount plus any accrued and unpaid interest; and

*

the Company and its subsidiaries may not issue any Common Stock or Common Stock equivalents with an effective price or number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based on market price of the Common Stock.

Events of default under the Second Closing Debentures include, among others, payment defaults, cross-defaults, breaches of any representation, warranty or covenant that is not cured within the proper time periods, failure to perform certain required activities in a timely manner, the Company's Common Stock is no longer listed on an eligible market, the effectiveness of the Registration Statement lapses beyond a specified period and certain bankruptcy-type events involving the Company or any significant subsidiary. Upon an event of default, the holders may elect to require the Company to repurchase all or any portion of the outstanding principal amount of the Second Closing Debentures for a purchase price equal to 115% of such outstanding principal amount, plus all accrued but unpaid interest.

Amended Series D-2 Warrants and Series D-3 Warrants

The Amended Series D-2 Warrants entitle the holders thereof to purchase up to an aggregate of 3,394,930 shares of the Company's Common Stock at a price of $0.80 per share and the Series D-3 Warrants entitle the holders thereof to purchase up to an aggregate of 2,500,000 shares of the Company's Common Stock at a price of $0.80 per share. The Amended Series D-2 Warrants and the Series D-3 Warrants are exercisable for a period beginning six months from the date of the First Closing and ending on the seventh anniversary of the date of such warrants. The exercise price and the number of shares underlying these warrants are subject to adjustment for stock splits, stock dividends, combinations, distributions of assets or evidence of indebtedness, mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges. In addition, subject to certain exceptions, the exercise price and number of shares underlying the Amended Series D-2 Warrants and the Series D-3 Warrants are subject to anti-dilution adjustments from time to time if the Company issues its Common Stock or convertible securities at below the then current exercise price for the Amended Series D-2 Warrants, the Series D-3 Warrants or the then current market price of the Company's Common Stock.

If a change of control of the Company occurs, the holders may elect to require the Company to purchase the Amended Series D-2 Warrants or the Series D-3 Warrants, as the case may be, for a purchase price equal to the Black-Scholes value of the remaining unexercised portion of the Amended Series D-2 Warrant or the Series D-3 Warrant.

Series E-2 Warrants

The Series E-2 Warrants will initially not be exercisable for any shares. In the event that the Company redeems the Second Closing Debentures, the Series E-2 Warrant will become exercisable at such time into the number of shares for which the Debentures being redeemed are convertible at such time, up to an aggregate of 4,526,575 shares of Common Stock. The exercise price for the Series E-2 Warrants is $0.80 per share of Common Stock. The exercise price and the number of shares underlying these warrants are subject to adjustment for stock splits, stock dividends, combinations, distributions of assets or evidence of indebtedness, mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges. In addition, subject to certain exceptions, the exercise price and number of shares underlying the Series E-2 Warrants are subject to anti-dilution adjustments from time to time if the Company issues its common stock or convertible securities at below the then current exercise price for the Series E-2 Warrants or the then current market price of the Company's Common Stock.

If a change of control of the Company occurs, the holders may elect to require the Company to purchase the Series E-2 Warrants for a purchase price equal to the Black-Scholes value of the remaining unexercised portion of the Series E-2 Warrant.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

In addition, Dawson James Securities, Inc. ("Dawson James") acted as placement agent in connection with the Private Placement.  For the First Closing, in addition to a cash transaction fee of approximately $285,000, Dawson James and its assigns received seven-year warrants to purchase 141,601 shares of the Common Stock at an exercise price of $2.01 per share. For the Second Closing, Dawson James received a cash transaction fee of approximately $235,000 and seven year warrants to purchase 294,227 shares at an exercise price of $0.80. The warrants issued to Dawson James will have substantially the same terms as the Series D Warrants. Dawson James did not, and will not, receive any brokerage or finder's fees or commissions or any other additional consideration from the Company as a result of the amendments to the Series D-2 Warrants and their related exchange for the Amended Series D-2 Warrants.

The securities issued in connection with the Private Placement, including the warrants issued to Dawson James, were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D promulgated hereunder.

Item 8.01.   Other Events.

On August 23, 2007, the Company issued a press release announcing the Second Closing of the Private Placement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits
Exhibit No.	Description
10.1	Amendment Agreement, dated as of August 21, 2007, by and among the Company and the Purchasers identified on the signature pages thereto.

10.2	Form of Second Closing Senior Secured Convertible Debenture Due April 26, 2010.

10.3	Form of Amended Series D-2 Warrant

10.4	Form of Series D-3 Warrant

10.5	Form of Series E-2 Warrant

99.1	Press Release issued by the Company on August 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRINGTON LABORATORIES, INC.

Date: August 28, 2007	By:	/s/ Carlton E. Turner:
Name Carlton E. Turner:
Title: President & CEO

EXHIBIT INDEX
Exhibit No.	Description
10.1	Amendment Agreement, dated as of August 21, 2007, by and among the Company and the Purchasers identified on the signature pages thereto.

10.2	Form of Second Closing Senior Secured Convertible Debenture Due April 26, 2010.

10.3	Form of Amended Series D-2 Warrant

10.4	Form of Series D-3 Warrant

10.5	Form of Series E-2 Warrant

99.1	Press Release issued by the Company on August 23, 2007.